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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 1997, except for Notes 1 and 12 as to which the date is September 16, 1999 related to the financial statements of Metamor Technologies, Ltd. for the year ended December 31, 1996 in the Registration Statement (Form S-1) and related Prospectus of Xpedior Incorporated dated October 18, 1999.




                                             MORRISON & MORRISON, LTD.


Chicago, Illinois
October 18, 1999